FORM 8-K




                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



			Date of Report:  			July 3, 1996


                         PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)


  PENNSYLVANIA                1-1401              23-0970240
(State or other                 (SEC            (IRS Employer
 jurisdiction of           file number)         Identification
 incorporation)                                    Number)



 230l Market Street, Philadelphia, Pennsylvania          19103
  (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
(215) 841-4000

ITEM 5.  OTHER EVENTS

The Pennsylvania Public Utility Commission (PUC) today issued a report and recommendation that outlines its vision of a competitive electricity market in the state. The report and recommendation, sent to Governor Tom Ridge and the General Assembly, contains recommendations on how to design and implement a system that features customer choice of generation supplier.

The key items in the report include:

A TWO-STAGE TRANSITION PERIOD

First Stage: An initial five years used to test the impact of wholesale competition, mitigate stranded investment, institute pilot programs, enact necessary legislation and examine regulatory filings. The first stage could be as short as three years if the prerequisites to instituting competition are satisfied within a shorter time frame. Likewise, the time period could be longer if the pace of restructuring is delayed due to unforeseen circumstances, such as litigation or lack of enabling legislation.

Second Stage: A four-year phase-in period beginning in 2001, with at least 10 percent of load eligible for choice by 2002; at least 25 percent by 2003; at least 50 percent by 2004; and 100 percent by 2005.


RECOVERY OF STRANDED COSTS

The recommendation provides for the opportunity to recover up to 100 percent of verifiable, prudently incurred, net, non-mitigatable stranded costs. The PUC will determine, during the First Stage, the level of stranded costs that will be eligible for cost recovery. Stranded costs and recovery mechanisms will be considered on a case-by-case basis.

All utilities are expected to mitigate as much potential stranded investment as possible during the First Stage transition period, without increasing rates. Stranded costs will be recovered through a non-bypassable competitive transition charge (CTC) that is adjusted annually. Authorized transition costs not recovered during the Second Stage should not be recoverable unless otherwise authorized by the PUC.

The PUC indicates that it will provide accounting flexibility in support of mitigation measures such as accelerated depreciation, debt buy downs, and regulatory asset retirement.

Excluded from recovery: transition costs which could have been mitigated previously, or which are already recovered through a net increase in the value of other assets.


OTHER RECOMMENDATIONS

- - Milestone reviews, which may include examination of mitigation and/or quantification of stranded investment; pilot programs; jurisdictional issues and reliability, will be conducted by the PUC during both stages to ensure that the transition is conducted in a careful and appropriate manner.

- - Costs for social programs will be recovered from all customers, at the same level as is currently in rates, and distributed from a Universal Service Fund.

- - Performance-Based Regulation should replace the existing method of setting rates whenever shareholder interests can coincide with ratepayer interests in least-cost service.

- - Although the PUC does not have the authority to order pilot programs, it will encourage utilities to propose and implement such programs during the First Stage. The PUC will issue a tentative order inviting companies to propose pilot programs, which are to represent no more than 5 percent of peak load.

- - Companies are encouraged to investigate participation in an independent system operator/spot market environment.

- - The PUC acknowledges that changes will impact state taxes, and calls on the legislature to address this issue.


IMPLEMENTATION TIMELINE

- -  First Stage (transition period): 1996 - 2001.
	Pilot programs in place as early as April 1997.

- -  Second Stage (phase-in period): 2001 - 2005.


NEXT STEPS

- - Companies will file tentative restructuring plans with the PUC by April 1, 1997.

                          SIGNATURES




		Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY


                                      \s\ J. B. Mitchell
                                   Vice President - Finance
                                         and Treasurer






        July 3, 1996